Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Foundation (a)	Ohio
4.	Abercrombie & Fitch Management Co. (b)	Delaware
5.	A & F Trademark, Inc. (c)	Delaware
6.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
7.	Hollister Co. (c)	Delaware
8.	Abercrombie & Fitch International, Inc. (c)	Delaware
9.	Fan Company, LLC (c)	Ohio
10.	Canoe, LLC (c)	Ohio
11.	Crombie, LLC (c)	Ohio
12.	DFZ, LLC (c)	Ohio
13.	NSOP, LLC (c)	Ohio
14.	J.M.H. Trademark, Inc. (d)	Delaware
15.	J.M. Hollister, LLC (e)	Ohio
16.	Ruehl No. 925, LLC (e)	Ohio
17.	Gilly Hicks, LLC (e)	Ohio
18.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
19.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
20.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
21.	A&F Canada Holding Co. (f)	Delaware
22.	Abercrombie & Fitch Trading Co. (g)	Ohio
23.	AFH Canada Stores Co. (h)	Nova Scotia
24.	AFH Japan GK (i)	Japan
25.	Abercrombie & Fitch Italia SRL (i)	Italy
26.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
27.	AFH Stores UK Limited (i)	United Kingdom
28.	Abercrombie & Fitch (France) SAS (i)	France
29.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
30.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
31.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
32.	AFH Hong Kong Limited (i)	Hong Kong
33.	A&F Hollister Ireland Limited (i)	Ireland
34.	AFH Hong Kong Stores Limited (i)	Hong Kong
35.	AFH Singapore Pte. Ltd. (i)	Singapore
36.	A&F HCo Stores AT GmbH (i)	Austria
37.	AFH Belgium SPRL (i)*	Belgium
38.	AFH Korea Yuhan Hoesa (i)	South Korea
39.	AFH Poland Sp. Z o.o (i)	Poland
40.	AFHCo Stores NL BV (i)	The Netherlands
41.	AFH Fulfillment NL BV (i)	The Netherlands
42.	AFH Taiwan Co., Ltd. (i)	Taiwan
43.	AFH Logistics DWC-LLC (i)	United Arab Emirates (Dubai)

44.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
45.	Hollister Co. California, LLC (j)	California
46.	AFH Germany GmbH (k)	Germany
47.	AFH Sweden AB (k)	Sweden
48.	AFH Trading (Shanghai) Co., Ltd. (l)	China
49.	AFH International Trading Shanghai Co., Ltd. (l)	China
50.	Hollister Fashion L.L.C (m)	United Arab Emirates (Dubai)
51.	AFH BLP HK Limited (i)	Hong Kong
52.	AFH Netherlands I B.V. (f)	Netherlands
53.	Majid Al Futtaim Fashion Apparel Ready / WLL (p)	Kuwait
54.	Abercrombie & Fitch Europe Holding GmbH (n)	Switzerland

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of Majid Al Futlaim Fashion LLC (51%) and AFH Logistics DWC-LLC (49%)
(n)	Wholly-owned subsidiary of AFH Netherlands I B.V.
(o)	Subsidiary of Abercrombie & Fitch Europe Holding GmbH (56.76%) and Abercrombie & Fitch Trading Co. (43.24%)
(p)	A&F has no equity interest in this joint venture

*	Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe SAGL owns the remaining 169,997 shares.